                                                                    Exhibit 4(d)

================================================================================


                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      among

                                    KEYCORP,
                                  as Depositor,

                             BANKERS TRUST COMPANY,
                              as Property Trustee,

                            BANKERS TRUST (DELAWARE),
                              as Delaware Trustee,

                                       and

                           THE ADMINISTRATIVE TRUSTEES
                                  NAMED HEREIN

                            Dated as of June __, 1998


                                KEYCORP CAPITAL I

================================================================================

                                KeyCorp Capital I

Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Sections 310 to and including 318(a) which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Amended and Restated Trust Agreement, dated as of June __, 1998.


Trust Indenture                                                                     Trust Agreement
Act Section                                                                              Section
---------------                                                                     ------------
    310   (a)(1).................................................................   8.7
          (a)(2).................................................................   8.7
          (a)(3).................................................................   8.9
          (a)(4).................................................................   2.7(a)(ii)(E)
          (b)....................................................................   8.8, 10.10
          (c)....................................................................   Not Applicable
    311   (a)....................................................................   8.13
          (c)....................................................................   Not Applicable
          (b)....................................................................   8.13
    312   (a)....................................................................   5.7, 10.10
          (b)....................................................................   5.7, 10.10
          (c)....................................................................   5.7, 10.10
    313   (a)....................................................................   8.14(a)
          (a)(4).................................................................   8.14(b)
          (b)....................................................................   8.14(b)
          (c)....................................................................   10.8
          (d)....................................................................   8.14(c)
    314   (a)....................................................................   8.15
          (b)....................................................................   Not Applicable
          (c)(1).................................................................   8.16
          (c)(2).................................................................   8.16
          (c)(3).................................................................   Not Applicable
          (d)....................................................................   Not Applicable
          (e)....................................................................   1.1, 8.16
    315   (a)....................................................................   8.1(a), 8.3(a)
          (b)....................................................................   8.2, 10.8
          (c)....................................................................   8.1(a), 8.1(d)(iii)
          (d)....................................................................   8.1, 8.3
          (e)....................................................................   Not Applicable
    316   (a)(1)(A)..............................................................   Not Applicable
          (a)(1)(B)..............................................................   5.13(b)
          (a)(2).................................................................   Not Applicable
          (b)....................................................................   5.13(c)
          (c)....................................................................   6.7
    317   (a)(1).................................................................   Not Applicable


          (a)(2).................................................................   Not Applicable
          (b)....................................................................   5.10
    318   (a)....................................................................   10.10

Note:    This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----

                                    ARTICLE I

                                  DEFINED TERMS

         SECTION 1.1. Definitions......................................................................  1

                                   ARTICLE II.

                        CONTINUATION OF THE ISSUER TRUST

         SECTION 2.1. Name............................................................................. 12
         SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business...................... 12
         SECTION 2.3. Initial Contribution of Trust Property; Organizational
                  Expenses............................................................................. 12
         SECTION 2.4. Issuance of the Capital Securities; Authentication............................... 12
         SECTION 2.5. Issuance of the Common Securities; Subscription
                            and Purchase of Debentures................................................. 13
         SECTION 2.6. Continuation of Trust............................................................ 13
         SECTION 2.7. Authorization to Enter into Certain Transactions................................. 13
         SECTION 2.8. Assets of Trust.................................................................. 18
         SECTION 2.9. Title to Trust Property.......................................................... 18

                                  ARTICLE III.

                                 PAYMENT ACCOUNT

         SECTION 3.1. Payment Account.................................................................. 18

                                   ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

         SECTION 4.1  Distributions.................................................................... 18
         SECTION 4.2. Redemption....................................................................... 20
         SECTION 4.3. Subordination of Common Securities............................................... 22
         SECTION 4.4. Payment Procedures............................................................... 23
         SECTION 4.5. Tax Returns and Reports.......................................................... 23
         SECTION 4.6. Payment of Taxes, Duties, Etc. of the Issuer Trust............................... 23
         SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions........................... 24
         SECTION 4.8. Liability of the Holder of Common Securities..................................... 24


                                                                                                      Page
                                                                                                      ----

                                                 ARTICLE V.

                                       TRUST SECURITIES CERTIFICATES

         SECTION 5.1. Initial Ownership................................................................ 24
         SECTION 5.2. The Trust Securities Certificates................................................ 24
         SECTION 5.3. Execution and Delivery of Trust Securities Certificates.......................... 25
         SECTION 5.4. Book-Entry Capital Securities.................................................... 25
         SECTION 5.5. Registration of Transfer and Exchange of Capital Securities
                                Certificates;.......................................................... 27
         SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities
                                Certificates........................................................... 30
         SECTION 5.7. Persons Deemed Holders........................................................... 30
         SECTION 5.8. Access to List of Holders' Names and Addresses................................... 30
         SECTION 5.9. Maintenance of Office or Agency.................................................. 31
         SECTION 5.10. Appointment of Paying Agent..................................................... 31
         SECTION 5.11. Ownership of Common Securities by Depositor..................................... 31
         SECTION 5.12. Notices to Clearing Agency...................................................... 32
         SECTION 5.13. Rights of Holders............................................................... 32

                                   ARTICLE VI.

                        ACTS OF HOLDERS; MEETINGS; VOTING

         SECTION 6.1. Limitations on Voting Rights..................................................... 34
         SECTION 6.2. Notice of Meetings............................................................... 36
         SECTION 6.3. Meetings of Holders of Capital Securities........................................ 36
         SECTION 6.4. Voting Rights.................................................................... 36
         SECTION 6.5. Proxies, etc..................................................................... 36
         SECTION 6.6. Holder Action by Written Consent................................................. 37
         SECTION 6.7. Record Date for Voting and Other Purposes........................................ 37
         SECTION 6.8. Acts of Holders.................................................................. 37
         SECTION 6.9. Inspection of Records............................................................ 38

                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1. Representations and Warranties of the
                                Property Trustee and the Delaware Trustee.............................. 39
         SECTION 7.2. Representations and Warranties of Depositor...................................... 40


                                                                                                      Page
                                                                                                      ----

                                  ARTICLE VIII.

                               THE ISSUER TRUSTEES

         SECTION 8.1. Certain Duties and Responsibilities.............................................. 40
         SECTION 8.2. Certain Notices.................................................................. 42
         SECTION 8.3. Certain Rights of Property Trustee............................................... 43
         SECTION 8.4. Not Responsible for Recitals or Issuance of Securities........................... 45
         SECTION 8.5. May Hold Securities.............................................................. 45
         SECTION 8.6. Compensation; Indemnity; Fees.................................................... 45
         SECTION 8.7. Corporate Property Trustee Required; Eligibility
                                of Issuer Trustees .................................................... 47
         SECTION 8.8. Conflicting Interests............................................................ 47
         SECTION 8.9. Co-Trustees and Separate Trustee................................................. 47
         SECTION 8.10. Resignation and Removal; Appointment of Successor............................... 49
         SECTION 8.11. Acceptance of Appointment by Successor.......................................... 50
         SECTION 8.12. Merger, Conversion, Consolidation or Succession to
                                Business............................................................... 51
         SECTION 8.13. Preferential Collection of Claims Against Depositor or
                                Issuer Trust........................................................... 51
         SECTION 8.14. Reports by Property Trustee..................................................... 52
         SECTION 8.15. Reports to the Property Trustee................................................. 53
         SECTION 8.16. Evidence of Compliance with Conditions Precedent................................ 53
         SECTION 8.17. Number of Issuer Trustees....................................................... 53
         SECTION 8.18. Delegation of Power............................................................. 53
         SECTION 8.19. Appointment of Administrative Trustees.......................................... 54

                                   ARTICLE IX.

                       TERMINATION, LIQUIDATION AND MERGER

         SECTION 9.1. Termination Upon Expiration Date................................................. 55
         SECTION 9.2. Early Termination................................................................ 55
         SECTION 9.3. Termination...................................................................... 55
         SECTION 9.4. Liquidation...................................................................... 56
         SECTION 9.5. Mergers, Consolidations, Amalgamations or
                                Replacements of the Issuer Trust....................................... 57

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Limitation of Rights of Holders................................................. 58


                                                                                                      Page
                                                                                                      ----

         SECTION 10.2. Amendment....................................................................... 59
         SECTION 10.3. Separability.................................................................... 60
         SECTION 10.4. Governing Law................................................................... 60
         SECTION 10.5. Payments Due on Non-Business Day................................................ 60
         SECTION 10.6. Successors...................................................................... 61
         SECTION 10.7. Headings........................................................................ 61
         SECTION 10.8. Reports, Notices and Demands.................................................... 61
         SECTION 10.9. Agreement Not to Petition....................................................... 62
         SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act......................... 62
         SECTION 10.11. Acceptance of Terms of Trust Agreement,
                                     Guarantee and Indenture........................................... 63
         SECTION 10.7. Counterparts.................................................................... 63

         Exhibit A                 Certificate of Trust
         Exhibit B                 Certificate Depository Agreement
         Exhibit C                 Form of Common Securities Certificate
         Exhibit D                 Expense Agreement
         Exhibit E                 Form of Capital Securities Certificate

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of June __, 1998, among
(i) KEYCORP, an Ohio corporation (including any successors or assigns, the "Depositor"), (ii) BANKERS TRUST COMPANY, a New York banking corporation, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"),
(iii) BANKERS TRUST (DELAWARE), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), (iv) Louis D. Raffis, an individual, and Daniel R. Stolzer, an individual, each of whose address is c/o KeyCorp, 127 Public Square, Cleveland, Ohio 44144 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees being referred to collectively as the "Issuer Trustees") and (v) the several HOLDERS, as hereinafter defined.

                                   WITNESSETH

         WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into that certain Trust Agreement, dated as of June 2, 1998 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on June 2, 1998, attached as Exhibit A; and

         WHEREAS, the Depositor and the Issuer Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Debentures and (iv) the appointment of the Administrative Trustees;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                    ARTICLE I

                                  DEFINED TERMS

         SECTION 1.1. Definitions.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement;

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (e) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

         "Act" has the meaning specified in Section 6.8.

         "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

         "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

         "Administrative Trustees" means each Person appointed in accordance with Section 8.19 solely in such Person's capacity as Administrative Trustee of the Issuer Trust and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided. The initial Administrative Trustees are Louis D. Raffis and Daniel R. Stolzer.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Issuer Trust shall not be deemed an Affiliate of the Depositor. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving Book-Entry Capital Securities, the rules and procedures of the Clearing Agency for such

Book-Entry Capital Securities, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

         "Book-Entry Capital Securities" means a beneficial interest in a Global Capital Securities Certificate, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

         "Business Day" means any day on which (a) commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in the City of New York and London and, for purposes of Section 10.5 only, in the relevant place of payment, and (b) the Corporate Trust Office of the Property Trustee, the

Corporate Trust Office (as defined in the Indenture) of the Debenture Trustee and the Corporate Trust Office (as defined in the Guarantee Agreement) of the Guarantee Trustee are open for business.

         "Capital Securities Certificate" means a certificate evidencing Capital Securities, substantially in the form attached as Exhibit E.

         "Capital Security" means a preferred undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Certificate Depository Agreement" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" has the meaning given to such term in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Securities Certificate" means a certificate evidencing Common Securities, substantially in the form attached as Exhibit C.

         "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in New York, New York which on the date of this Trust Agreement is Four Albany Street, New York, New York 10006 - Attention: Corporate Trust and Agency Group - Corporate Market Services, and (ii) when used with respect to the Debenture Trustee, its Corporate Trust Office as defined in the Indenture.

         "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

         "Debenture Trustee" means Bankers Trust Company, a New York banking corporation and any successor thereto.

         "Debentures" means the aggregate principal amount of the Depositor's Floating Rate Junior Subordinated Deferrable Interest Debentures, issued pursuant to the Indenture.

         "Definitive Capital Securities Certificates" means either or both (as the context requires) of (a) Capital Securities Certificates issued as Book-Entry Capital Securities as provided in Section 5.2 or 5.4 and (b) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.4 or 5.5.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

         "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Determination Date" means, in respect of each Distribution Period, the second day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London prior to the commencement of such Distribution Period.

         "Distribution Amount" means, with respect to any Capital Security and any Distribution Period, the amount of Distributions payable in respect of such Distribution Period, which amount shall be calculated by (1) applying the Distribution Rate to the Liquidation Amount of each Trust Security outstanding at the commencement of the Distribution Period, by multiplying each such amount by the actual number of days in such

Distribution Period (which actual number of days shall include the first day but exclude the last day of such Distribution Period) divided by 360 and (2) rounding such quotient upwards to the nearest cent (half a cent being rounded upwards). The determination of the Distribution Rate and the Distribution Amount by or on behalf of the Issuer Trust shall (absent manifest error) be final and binding on all parties.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distribution Period" means each period beginning on, and including, ____________, 1998, and ending on, but excluding, the first Distribution Date, and each successive period beginning on, and including, a Distribution Date and ending on, but excluding, the next succeeding Distribution Date.

         "Distribution Rate" means, with respect to any Distribution Period, a rate per annum equal to the Interest Rate (as defined in the Debentures) with respect to the Interest Period under (and as defined in) the Debentures that begins on the same date as such Distribution Period begins and ends on the same date as such Distribution Period ends.

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means The Depository Trust Company.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the occurrence of a Debenture Event of Default; or

                  (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                  (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                  (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is described in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and a successor Property Trustee not being appointed within 90 days thereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Expense Agreement" means the Agreement as to Expenses and Liabilities between KeyCorp, as Holder of the Common Securities, and the Issuer Trust, to be dated the date hereof, substantially in the form attached as Exhibit D, as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Federal Reserve" means the Board of Governors of the Federal Reserve System.

         "Global Capital Securities Certificate" means a Capital Securities Certificate that is registered in the Security Register in the name of a Clearing Agency or a nominee thereof.

         "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and Bankers Trust Company, as trustee, for the benefit of the holders of the Capital Securities, as amended from time to time.

         "Holder" means a Person in whose name a Trust Security or Trust Securities is or are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Capital Securities Certificates have not been issued, the term Holders as used herein shall refer to the Owners, notwithstanding the provisions of Section 5.7 of this Trust Agreement.

         "Indenture" means the Indenture, dated as of December 4, 1996, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "Issuer Trust" means the business trust created under the laws of the State of Delaware and identified on the cover page to this Trust Agreement.

         "Issuer Trustees" means the parties identified as the "Issuer Trustees" in the preamble to this Trust Agreement.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders in connection with a dissolution or liquidation of the Issuer Trust, Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

         "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

         "Liquidation Date" means the date of the dissolution, winding up or termination of the Issuer Trust pursuant to Section 9.4(a).

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer Trust, the Property Trustee or the Depositor and who shall be reasonably acceptable to the Property Trustee.

         "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

         "Outstanding," when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

                  (a) Trust Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

                  (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                  (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, and 5.6;

provided, however, that in determining whether the Holders of the requisite aggregate Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Issuer Trustee, any Administrative Trustee or any Affiliate of the Depositor, any Issuer Trustee or any Administrative Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee or any Administrative Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that a Responsible Officer of such Issuer Trustee or such Administrative Trustee, as the case may be, knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees, one or more of the Administrative Trustees and/or any such Affiliate. Capital Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

         "Relevant Trustee" shall have the meaning specified in Section 8.10.

         "Responsible Officer" means, when used with respect to the Property Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and with respect to the Delaware Trustee, any officer of the Delaware Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5(a).

         "Successor Capital Security" of any particular Capital Security means every Capital Security issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Security; and, for the purposes of this definition, any Capital Security executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Security shall be deemed to evidence the same beneficial interest as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Trust Agreement is executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debentures, (b) the rights of the Issuer Trust under the Expense Agreement, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

         "Trust Security" means any one of the Common Securities or the Capital Securities.

         "Underwriting Agreement" means the Underwriting Agreement, dated as of June [18] , 1998, among the Issuer Trust, the Depositor and the Underwriters named therein, as the same may be amended from time to time.

                                   ARTICLE II.

                        CONTINUATION OF THE ISSUER TRUST

         SECTION 2.1. Name.

         The Issuer Trust continued hereby shall be known as "KeyCorp Capital I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the Issuer Trustees, in which name the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

         SECTION 2.2. Office of the Delaware Trustee; Principal Place of
Business.

         The address of the Delaware Trustee in the State of Delaware is E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Issuer Trust is in care of KeyCorp, 127 Public Square, Cleveland, Ohio 44114-1306,
Attn: Corporate Treasury.

         SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.

         The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         SECTION 2.4. Issuance of the Capital Securities; Authentication.

         On June ___, 1998 the Depositor, both on its own behalf and on behalf of the Issuer Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2, 5.3 and 8.9(a) and deliver to the Underwriters, Capital Securities Certificates, registered in the names requested by the Underwriters or a representative thereof, evidencing 250,000 Capital Securities having an aggregate Liquidation Amount of $250,000,000, against receipt of the aggregate purchase price for such Capital Securities of $250,000,000 by the Property Trustee.

         SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3 and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing [ ] Common Securities having an aggregate Liquidation Amount of $[ ] against payment by the Depositor of such amount to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Issuer Trust, shall subscribe for and purchase from the Depositor the Debentures, registered in the name of the Property Trustee on behalf of the Issuer Trust and having an aggregate principal amount equal to $[ ], and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $[ ] (being the sum of the amounts delivered to the Property Trustee pursuant to (i)
Section 2.4 and (ii) this Section 2.5).

         SECTION 2.6. Continuation of Trust.

         The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and to use the proceeds from such sale to acquire the Debentures, and (b) to engage in only those activities necessary or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Issuer Trust and, to the fullest extent permitted by law, shall not be trustees or fiduciaries with respect to the Issuer Trust or the Holders. The Property Trustee shall have the power to perform those duties assigned to the Administrative Trustees. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Issuer Trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware Trustee under the Delaware Business Trust Act.

         SECTION 2.7. Authorization to Enter into Certain Transactions.

         (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this

Section 2.7, and in accordance with the following provisions (i) and (ii), the Issuer Trustees shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                  (i) Each Administrative Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

                                   (A) the issuance and sale of the Trust
                  Securities;

                                   (B) to cause the Issuer Trust to enter into,
                  and to execute and deliver on behalf of the Issuer Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

                                   (C) assisting in the registration of the
                  Capital Securities under the Securities Act and under applicable state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                                   (D) assisting in the listing of the Capital
                  Securities upon such securities exchange or exchanges as shall be determined by the Depositor, with the registration of the Capital Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                                   (E) the sending of notices (other than
                  notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                                   (F) the consent to the appointment of a
                  Paying Agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

                                   (G) the execution of the Trust Securities in
                  accordance with this Trust Agreement;

                                   (H) the execution and delivery of closing
                  certificates pursuant to the Underwriting Agreement and the application for a taxpayer identification number for the Issuer Trust;

                                   (I) to the extent provided in this Trust
                  Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                   (J) unless otherwise determined by the
                  Property Trustee or the holders of a majority of the Outstanding Capital Securities or Common Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Issuer Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                                   (K) the taking of any action incidental to
                  the foregoing as the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

                  (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

                                   (A) the establishment of the Payment Account;

                       (B) the receipt of the Debentures;

                                   (C) the collection of interest, principal and
                  any other payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

                                   (D) the distribution through the Paying Agent
                  of amounts distributable to the Holders in respect of the Trust Securities;

                                   (E) the exercise of all of the rights, powers
                  and privileges of a holder of the Debentures;

                                   (F) the sending of notices of default and
                  other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                                   (G) the distribution of the Trust Property in
                  accordance with the terms of this Trust Agreement;

                                   (H) to the extent provided in this Trust
                  Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                   (I) after an Event of Default (other than
                  under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

                                   (J) any of the duties, liabilities, powers or
                  the authority of the Administrative Trustees set forth herein; and in the event of a conflict between the action of the Administrative Trustees and the action of the Property Trustee, the action of the Property Trustee shall prevail.

         (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees or Administrative Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Issuer Trustees nor the Administrative Trustees shall (i) acquire any investments or engage in any activities not authorized by this Trust Agreement,
(ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall, at the sole cost and expense of the Issuer Trust, defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

         (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Capital Securities, including any amendments thereto, and the taking of any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions pursuant thereto;

                  (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trust of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

                  (iii) if the Depositor shall desire, the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing, upon notice of issuance, of any Capital Securities;

                  (iv) the preparation for filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                  (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Capital Securities; and

                  (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Issuer Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Administrative Trustees, the Property Trustee and the Holder of a majority of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of any Administrative Trustee, Property Trustee and the holders of a majority of Common Securities determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Capital Securities. In no event shall the Issuer Trustees be liable to the

Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or interpretation thereof.

         SECTION 2.8. Assets of Trust.

         The assets of the Issuer Trust shall consist of the Trust Property.

         SECTION 2.9. Title to Trust Property.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.


                                  ARTICLE III.

                                 PAYMENT ACCOUNT

         SECTION 3.1. Payment Account.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

         SECTION 4.1  Distributions.

         (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

                  (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accrue from June __, 1998, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on [ ] and [ ] of each year, commencing on [ ]. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

                  (ii) The Trust Securities shall be entitled to Distributions payable at the Distribution Rate as in effect from time to time. The amount of Distributions payable for any period shall include the Additional Amounts, if any, in respect of such period.

                  (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

         (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be ___________ or ___________ next preceding the relevant Distribution Date.

         (c) (i) The Issuer Trust shall cause the Distribution Rate, the Distribution Amount in respect of each Trust Security and the Distribution Date for each Distribution Period to be notified to the Property Trustee and each Paying Agent appointed by the Issuer Trust and also to be notified to the Holders of the Trust Securities in accordance with the provisions of Section 10.8, in each case as soon as possible after the determination thereof but in no event later than the second Business Day after the Determination Date in respect of such Distribution Period.

         (ii) All calculations of the Distribution Rate and the Distribution Amount by or on behalf of the Issuer Trust shall (absent manifest error) be final and binding on all parties, and all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Section 4.1(c) or the provisions of the Indenture relating to the calculation of the Interest Rate, whether by the reference banks (or any of them) or the agent bank, shall (absent manifest error) be binding on the Issuer Trust, the Depositor, such agent bank and all of the Holders of the Trust Securities, and no liability shall (absent manifest error) attach to any such agent bank in connection with the exercise or non-exercise by it of its powers, duties and discretions.

         SECTION 4.2. Redemption.

         (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that notice of such actual Redemption Price is received pursuant to the Indenture);

                  (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected;

                  (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

                  (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on or after said date, except as provided in Section 4.2(d) below; and

                  (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

         The Issuer Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Capital Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. With respect to Capital Securities that are not Book-Entry Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders of Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price including any unpaid Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Capital Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, provided that, so long as the Capital Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Capital Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities that has been or is to be redeemed.

         SECTION 4.3. Subordination of Common Securities.

         (a) Payment of Distributions (including any Additional Amounts) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata (based on Liquidation Amounts) among the Common Securities and the Capital Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, Capital Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust

Agreement with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

         SECTION 4.4. Payment Procedures.

         Payments of Distributions (including Additional Amounts, if applicable) in respect of the Capital Securities shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Holders' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

         SECTION 4.5. Tax Returns and Reports.

         The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder the appropriate Internal Revenue Service form required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

         SECTION 4.6. Payment of Taxes, Duties, Etc. of the Issuer Trust.

         Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority.

         SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions.

         Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the

Holder's Capital Securities) has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.

         SECTION 4.8. Liability of the Holder of Common Securities.

         Any Holder of the Common Securities shall be liable for the debts and obligations of the Issuer Trust in the manner and to the extent set forth in the Expense Agreement and agrees that it shall be subject to all liabilities to which the Holder of the Common Securities may be subject, and shall make all payments that the Holder of the Common Securities is required to make, under the terms of the Expense Agreement.


                                   ARTICLE V.

                          TRUST SECURITIES CERTIFICATES

         SECTION 5.1. Initial Ownership.

         Upon the creation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

         SECTION 5.2. The Trust Securities Certificates.

         (a) The Capital Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount (and in blocks of at least 100 Capital Securities) and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

         (b) Upon their original issuance, Capital Securities Certificates shall be issued in the form of one or more Global Capital Securities Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or a custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

         (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

         SECTION 5.3. Execution and Delivery of Trust Securities Certificates.

         At the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust by manual or facsimile signature and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

         SECTION 5.4. Book-Entry Capital Securities.

         As provided in Section 5.2(b), Capital Securities, upon original issuance, will be issued in the form of Global Capital Securities Certificates representing Book-Entry Capital Securities, to be delivered to DTC or its nominee by, or on behalf of, the Issuer Trust. Such Global Capital Securities Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of DTC, and no Owner will receive a Definitive Capital Securities Certificate representing such Owner's interest in such Capital Securities, except as provided in this Section 5.4.

         (a) Each Global Capital Securities Certificate issued under this Trust Agreement shall be registered in the name of the Clearing Agency or a nominee thereof designated by the Depositor for the related Book-Entry Capital Securities and delivered to such Clearing Agency or a nominee thereof or custodian therefor and each such Global Capital Securities Certificate shall constitute a single Capital Securities Certificate for all purposes of this Trust Agreement.

         (b) Notwithstanding any other provision in this Trust Agreement, no Global Capital Securities Certificate may be exchanged in whole or in part for Capital Securities Certificates registered, and no transfer of a Global Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Capital Securities Certificate or a nominee thereof unless (i) the Clearing Agency advises the Depositor and the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Securities Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises the Clearing Agency in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) a Debenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii) or
(iii) above, the Administrative Trustees shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Book-Entry Capital Securities, the Property Trustee and the Administrative Trustees of the occurrence of such event and of the availability of the Definitive Capital Securities Certificates to Owners of such class or classes, as applicable, requesting the same.

         (c) If any Global Capital Securities Certificate is to be exchanged for other Capital Securities Certificates or cancelled in part, or if another Capital Securities Certificate is to be exchanged in whole or in part for a beneficial interest in any Global Capital Securities Certificate, then either
(i) such Global Capital Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article Five or (ii) the aggregate Liquidation Amount represented by such Global Capital Securities Certificate shall be reduced, subject to Section 5.2, or increased by an amount equal to the Liquidation Amount represented by that portion of the Global Capital Securities Certificate to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such other Capital Securities Certificates to be so exchanged for Global Capital Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrative Trustees or the Securities Registrar of the Global Capital Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. None of the Securities Registrar, the Issuer Trustees or the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Issuer Trustees and Administrative Trustees shall recognize the Holders of the Definitive Capital Securities Certificates as Holders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

         (d) Every Capital Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Capital Securities Certificate or any portion thereof, whether pursuant to this Article Five or Article Four or otherwise, shall be executed and delivered in the form of, and shall be, a Global Capital Securities Certificate, unless such Capital Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Global Capital Securities Certificate or a nominee thereof.

         (e) The Clearing Agency or its nominee, as registered owner of a Global Capital Securities Certificate, shall be the Holder of such Global Capital Securities Certificate for all purposes under this Trust Agreement and the Global Capital Securities Certificate, and

Owners with respect to a Global Capital Securities Certificate shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar, the Administrative Trustees and the Issuer Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities (including the payment of the Liquidation Amount of and Distributions on the Capital Securities evidenced by Book- Entry Capital Securities and the giving of instructions or directions to Owners of Capital Securities evidenced by Book-Entry Capital Securities) as the sole Holder of Capital Securities evidenced by the Book-Entry Capital Securities and shall have no obligations to the Owners thereof. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

         The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to Section 5.4(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants, and none of the Depositor, the Administrative Trustees or the Issuer Trustees shall have any responsibility or obligation with respect thereto.

         SECTION 5.5. Registration of Transfer and Exchange of Capital Securities Certificates.

         (a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Capital Securities Certificates (the "Securities Register") in which the registrar designated by the Property Trustee (the "Securities Registrar") with the reasonable consent of the Administrative Trustees, subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

         Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute by manual or facsimile signature and deliver to the Property Trustee for further delivery, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee.

         The Securities Registrar shall not be required to register the transfer of any Capital Securities that have been called for redemption. At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 5.9.

         Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee or Securities Registrar in accordance with such Person's customary practice.

         No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

         The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Securities Registrar, for so long as the Bank shall act as Securities Registrar.

         Whenever this Trust Agreement makes reference to the execution of Trust Securities Certificates, such reference to execution shall mean manual execution by an Administrative Trustee or, in the alternative, execution by facsimile signature by an Administrative Trustee and authentication by the Property Trustee.

         Capital Securities Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Administrative Trustees of the Issuer Trust shall bind the Issuer Trust, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Capital Securities Certificates or did not hold such offices at the date of such Capital Securities Certificates.

         Each Capital Securities Certificate that is executed by facsimile and authenticated by the Property Trustee shall be dated the date of its authentication.

         (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Capital Securities Certificates and beneficial interests in Book-Entry Capital Securities of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

                  (i) Non-Global Capital Securities Certificate to Global Capital Securities Certificate. If the Holder of a Capital Securities Certificate (other than a Global

         Capital Securities Certificate) wishes at any time to transfer all or any portion of the Capital Securities represented thereby to a Person who wishes to take delivery thereof in the form of Book-Entry Capital Securities represented by a Global Capital Securities Certificate, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of such Capital Securities Certificate as provided in Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a specified number of Capital Securities to be represented by the Global Capital Securities Certificate not greater than the number of Capital Securities represented by such Capital Securities Certificate be credited to a specified Clearing Agency Participant's account and then the Securities Registrar shall cancel such Capital Securities Certificate (and issue a new Capital Securities Certificate in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Global Capital Securities Certificate by the Liquidation Amount represented by such Capital Securities so transferred as provided in Section 5.4(c).

                  (ii) Non-Global Capital Securities Certificate to Non-Global Capital Securities Certificate. Capital Securities other than Book-Entry Capital Securities may be transferred, in whole or in part, to a Person who takes delivery in the form of a Capital Securities Certificate that is not a Global Capital Securities Certificate as provided in Section 5.5(a).

                  (iii) Global Capital Securities Certificate to Non-Global Capital Securities Certificate. Capital Securities represented by a Global Capital Securities Certificate may be exchanged for a Capital Securities Certificate that is not a Global Capital Securities Certificate as provided in Section 5.4.

         Before registering for transfer or exchange any Capital Securities Certificates issued in certificated fully registered form as provided in Sections 5.2, 5.4 or 5.5 of the Trust Agreement, the Property Trustee as Securities Registrar may require an Opinion of Counsel or other evidence satisfactory to it (which may include a certificate from such purchaser or Holder) that such purchaser or Holder is eligible for the exemptive relief available under U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding and, in the case of any purchaser or Holder relying on any exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, an Opinion of Counsel or other evidence satisfactory to the Property Trustee with respect to the availability of such exemption. Any purchaser or Holder of any Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (i) is not a Plan or a Plan Asset Entity and is not purchasing such Capital Securities on behalf of or with "plan assets" of any Plan, or (ii) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding.

         (c) The Property Trustee shall not be required to insure or verify compliance with securities laws, including the Securities Act, Exchange Act and 1940 Act, in connection with transfers and exchanges of Capital Securities Certificates.

         SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

         SECTION 5.7. Persons Deemed Holders.

         The Issuer Trustees, the Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Issuer Trustees, the Administrative Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

         SECTION 5.8. Access to List of Holders' Names and Addresses.

         Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 5.9. Maintenance of Office or Agency.

         The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Corporate Trust Office of the Property Trustee is initially designated the office for such purpose. The Administrative Trustees or the Property Trustee shall give prompt written notice to the Depositor and to the Holders of any change in the location of the Securities Register or any such office or agency.

         SECTION 5.10. Appointment of Paying Agent.

         The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agents shall initially be the Bank and ________________ (London), and any co-paying agent chosen by the Bank, and reasonably acceptable to the Administrative Trustees. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor that is reasonably acceptable to the Administrative Trustees to act as Paying Agent (which shall be a bank or trust company). Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 5.11. Ownership of Common Securities by Depositor.

         At the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor and any successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable State securities and blue sky laws), and in either case only upon an effective assignment and delegation by the Holder of all the Common Securities to its transferee of all of its rights and obligations under the Expense Agreement. To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next preceding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN." .

         SECTION 5.12. Notices to Clearing Agency.

         To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to all Owners pursuant to Section 5.4(b), the Issuer Trustees and Administrative Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

         SECTION 5.13. Rights of Holders.

         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and, except to the extent set forth in Section 4.8, when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable undivided beneficial interests in Trust Property. Except as set forth in Section 4.8, the Holders, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee with a copy to the Property Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

         At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of at least a majority in aggregate Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                                   (A) all overdue installments of interest
                  (including any Additional Interest (as defined in the Indenture)) on all of the Debentures,

                                   (B) the principal of (and premium, if any,
                  on) any Debentures which have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

                                   (C) all sums paid or advanced by the
                  Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

                  (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

         The Holders of at least a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which is represented by Book-Entry Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

         (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in this Section 5.13, the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.


                                   ARTICLE VI.

                        ACTS OF HOLDERS; MEETINGS; VOTING

         SECTION 6.1. Limitations on Voting Rights.

         (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer

Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

         (b) So long as any Debentures are held by the Issuer Trust, the Property Trustee shall not (i) direct the time, method or place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

         SECTION 6.2. Notice of Meetings.

         Notice of all meetings of Holders of Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each such Holder at such Holder's address as it appears in the Securities Register as of the record date for such meeting. Such notice shall be sent, first-class mail, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         SECTION 6.3. Meetings of Holders of Capital Securities.

         No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders of Capital Securities to vote on any matter upon the written request of the Holders of record of at least 25% of the aggregate Liquidation Amount of Outstanding Capital Securities) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Capital Securities to vote on any matters as to which Holders of Capital Securities are entitled to vote.

         Holders of at least 50% of the aggregate Liquidation Amount of Outstanding Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of Holders of Capital Securities.

         If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding at least a majority of the Liquidation Amount of Outstanding Capital Securities held by the Holders of record present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Capital Securities, unless this Issuer Trust Agreement requires a greater number of affirmative votes.

         SECTION 6.4. Voting Rights.

         In respect of any matter as to which a Holder is entitled to vote, such Holder shall be entitled to one vote for each $1,000 in Liquidation Amount of Trust Securities held of record by such Holder.

         SECTION 6.5 Proxies, Etc.

         At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         SECTION 6.6. Holder Action by Written Consent.

         Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding more than a majority of the aggregate Liquidation Amount of the Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

         SECTION 6.7. Record Date for Voting and Other Purposes.

         For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

         SECTION 6.8. Acts of Holders.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Issuer Trustee receiving the same deems sufficient.

         The ownership of Capital Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise between the Holders and the Administrative Trustees or among such Holders or Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         SECTION 6.9. Inspection of Records.

         Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

         (a) the Property Trustee is a New York banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York;

         (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) the Delaware Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee or the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, which violation would materially and adversely affect the Issuer Trust, the Holders or the ability of the Property Trustee or the Delaware Trustee to enter into or perform their obligations under the Trust Agreement, or result in the creation, or imposition of any Lien on any properties included in the Trust Property, or (iii) violate any law, governmental rule or regulation of the United States, the State of New York or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

         (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be, under the laws of the United States, the State of New York or the State of Delaware;

         (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, in the good faith judgment of the Property Trustee or the Delaware Trustee, as the case may be, as amended individually or in the aggregate, would materially and adversely affect the Issuer Trust or the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

         SECTION 7.2. Representations and Warranties of Depositor.

         The Depositor hereby represents and warrants for the benefit of the Holders that the Trust Securities Certificates issued on the Closing Date on behalf of the Issuer Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement.


                                  ARTICLE VIII.

                               THE ISSUER TRUSTEES

         SECTION 8.1. Certain Duties and Responsibilities.

         (a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Article. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating thereto to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

         (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                  (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                  (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
         3.1 and except to the extent otherwise required by law; and

                  (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

         (e) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the other Issuer Trustees or the Depositor.

         SECTION 8.2. Certain Notices.

         Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

         Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders, unless such exercise shall have been revoked.

         SECTION 8.3. Certain Rights of Property Trustee.

         Subject to the provisions of Section 8.1:

         (a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holder of Capital Securities is entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's direction as to the course of action to be taken and, if not so directed, the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

         (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

         (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate as to factual matters (other than the interpretation of this Agreement) which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

         (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed with due care by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

         (l) when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and

         (m) the Property Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Property Trustee obtains actual knowledge of such event or the Property Trustee receives written notice of such event from Holders holding more than a majority of Capital Securities (based upon Liquidation Amount).

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which any Issuer Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

         SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

         SECTION 8.5. May Hold Securities.

         Any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such other agent.

         SECTION 8.6. Compensation; Indemnity; Fees.

         The Depositor agrees:

         (a) to pay to the Issuer Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

         (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Paying Agent, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust or its Affiliates (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of any Issuer Trustee.

         No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

         The Depositor and any Issuer Trustee (in the case of the Property Trustee, subject to Section 8.8 hereof) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. None of the Depositor or any Issuer Trustee, shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

         SECTION 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees.

         (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section and the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

         (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

         (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

         SECTION 8.8. Conflicting Interests.

         (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION 8.9. Co-Trustees and Separate Trustee.

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Depositor and the Administrative Trustees shall for such purpose join in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Trust Securities shall be executed by at least one Administrative Trustee and the Trust Securities shall be delivered by the Property Trustee and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Issuer Trustees specified hereunder shall be exercised solely by such Issuer Trustees and not by such co-trustee or separate trustee.

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section.

         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

         (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

         (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         SECTION 8.10. Resignation and Removal; Appointment of Successor.

         No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of
Section 8.11.

         Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Holders and by appointing a successor Relevant Trustee. The Property Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements, its expenses and charges to serve as the Property Trustee on a form provided by the Administrative Trustees, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Issuer Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Issuer Trust, any court in the State of Delaware for the appointment of a successor Relevant Trustee. Subject to the provisions of Section 8.1(d)(i), the Property Trustee shall not be liable for its selection of any successor pursuant to this
Section 8.10.

         The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Issuer Trust) (i) upon the occurrence of an Event of Default described in subparagraph (d) of the definition thereof with respect to the Relevant Trustee, (ii) if a Debenture Event of Default shall have occurred and be continuing at any time, with or without cause or (iii) for cause.

          If an Issuer Trustee shall resign, such Issuer Trustee shall appoint its successor Relevant Trustee, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If the retiring Issuer Trustee fails to appoint a successor Relevant Trustee, the Holders of at least 25% in Liquidation Amount of the Outstanding Capital Securities may appoint a successor Relevant Trustee, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11.

         If any Issuer Trustee shall be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, the Holders of the Capital Securities, by Act of the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holders of the Capital Securities and accepted appointment in the manner required by Section 8.11, any Holder may, on behalf of himself and all others similarly situated, or the remaining Issuer Trustee(s), may petition a court in the State of Delaware for the appointment of a successor Relevant Trustee.

         The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by appointment by the remaining Administrative Trustees.

         SECTION 8.11. Acceptance of Appointment by Successor.

         In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

         Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

         SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 8.13. Preferential Collection of Claims Against Depositor or the Issuer Trust.

                  If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Capital Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 8.14. Reports by Property Trustee.

         (a) Not later than May 31 of each year commencing with May 31, 1999, the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding March 31 with respect to:

                  (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

                  (ii) its knowledge of such Property Trustee's compliance with all conditions and covenants under this Agreement; and

                  (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

         SECTION 8.15. Reports to the Property Trustee.

         The Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 8.16. Evidence of Compliance with Conditions Precedent.

         Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) or Section 314(e) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

         SECTION 8.17. Number of Issuer Trustees.

         (a) The number of Issuer Trustees shall be four. The Property Trustee and the Delaware Trustee may be the same Person.

         (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to dissolve, terminate or annul the Issuer Trust.

         SECTION 8.18. Delegation of Power.

         (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.

         SECTION 8.19. Appointment of Administrative Trustees.

         (a) The Administrative Trustees shall initially be Daniel R. Stolzer, an individual, and Louis D. Raffis, an individual, and their successors shall be appointed by the Holder of the Common Securities and may be removed by the Holder of the Common Securities at any time. Each Administrative Trustee shall sign an agreement agreeing to comply with the terms of this Trust Agreement. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustee.

         (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.19, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrative Trustees if there were at least two of them prior to such vacancy (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).


                                   ARTICLE IX.

                       TERMINATION, LIQUIDATION AND MERGER

         SECTION 9.1. Termination Upon Expiration Date.

         Unless earlier terminated, the Issuer Trust shall automatically terminate on _____________, 202_ (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

         SECTION 9.2. Early Termination.

         The first to occur of any of the following events is an "Early Termination Event":

                  (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Common Securities;

                  (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to terminate the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, distribute Debentures to Holders in exchange for the Capital Securities;

                  (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

                  (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

         SECTION 9.3. Termination.

         The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Issuer Trust; and
(c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

         SECTION 9.4. Liquidation.

         (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs, or upon the Expiration Date, the Issuer Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                  (i) state the Liquidation Date;

                  (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

                  (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee (after consultation with the Administrative Trustees) shall deem appropriate.

         (b) Unless Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and the distribution of Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Unless Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the exchange agent for exchange, (iii) the Depositor shall use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Capital Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

         (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, then the Trust Property shall be liquidated, and the Issuer Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.3.

         SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust.

         The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except pursuant to this Article Nine. At the request of the Holder of the Common Securities and with the consent of the Holders of a majority (based on Liquidation Amounts) of the Capital Securities, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities or
(b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities ("Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed as the holder of the Debentures,
(iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holder of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (vii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of Holders of all Outstanding Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor Person to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.


                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Limitation of Rights of Holders.

         The death or incapacity, or the dissolution, liquidation, termination, or the bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives, successors or heirs of such person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         SECTION 10.2. Amendment.

         (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Delaware Trustee and the Holder of the Common Securities without the consent of any Holder of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or as other than a grantor trust at any times that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an investment company under the 1940 Act; provided, however, that such action shall not adversely affect in any material respect the interests of any Holder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Holders.

         (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Issuer Trustees and the Holder of the Common Securities and with (i) the consent of Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Trust Securities and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's status as a grantor trust or cause the Issuer Trust to be an association taxable as a corporation for United

States federal income tax purposes or the Issuer Trust's exemption from status of an investment company under the 1940 Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each Holder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution or otherwise adversely affect the amount of any Distribution required to be made as of a specified date or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Holders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Issuer Trust to be classified as an association taxable as a corporation or not to be a grantor trust for United States federal income tax purposes or to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act.

         (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation or liability on the Depositor.

         (f) If any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

         (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement or would otherwise expose the Property Trustee to any liability or be contrary to applicable law. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

         SECTION 10.3. Separability.

         If any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.4. Governing Law.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

         THE PROVISIONS OF SECTION 3540 AND SECTION 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS ISSUER TRUST.

         SECTION 10.5. Payments Due on Non-Business Day.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

         SECTION 10.6. Successors.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

         SECTION 10.7. Headings.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         SECTION 10.8. Reports, Notices and Demands.

         Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to KeyCorp, 127 Public Square, Cleveland, Ohio 44114, Attention: General Counsel, facsimile no.: (216) 689-4121. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Issuer Trust) as follows: (a) with respect to the Property Trustee to Bankers Trust Company, Four Albany Street, 4th Floor, New York, NY 10006, Attention: Corporate Trust Administration, Corporate Market Services; (b) with respect to the Delaware Trustee, to Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention Administrative Trustees of KeyCorp Capital I." Such notice, demand or other communication to or upon the Issuer Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust or the Property Trustee.

         SECTION 10.9 Agreement Not to Petition.

         Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article Nine, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

         SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

         (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall to the extent applicable, be governed by such provisions.

         (b) The Property Trustee shall be the only Issuer Trustee which is deemed a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

         SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE AND TO THE TERMS AND PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

         SECTION 10.12. Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Trust Agreement as of the date first above written.


                                     KEYCORP


                                     By:
                                         ----------------------------
                                         Name: Daniel R. Stolzer
                                         Title:   Vice President


                                     BANKERS TRUST COMPANY,
                                     as Property Trustee


                                     By:
                                         ----------------------------
                                         Name: Kevin Weeks
                                         Title: Assistant Treasurer


                                     BANKERS TRUST (DELAWARE),
                                                     as Delaware Trustee


                                     By:
                                         ----------------------------
                                         Name: James H. Stallcamp
                                         Title: President

                                     By:
                                         ----------------------------
                                         Name: Louis D. Raffis
                                         as Administrative Trustee


                                     By:
                                         ----------------------------
                                         Name: Daniel R. Stolzer
                                         as Administrative Trustee

                                                                       EXHIBIT A









                              CERTIFICATE OF TRUST

                                       OF

                                KEYCORP CAPITAL I

                  THIS CERTIFICATE OF TRUST of KeyCorp Capital I (the "Trust"), dated June 2, 1998, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. Section 3801 et seq.).

                  1. Name. The name of the business trust being formed hereby is KeyCorp Capital I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

                  3. Effective Date. This Certificate of Trust shall be effective as of its filing.

                  IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, have executed this Certificate of Trust as of the date first above written.

                  BANKERS TRUST (DELAWARE),
                  not in its individual capacity, but solely





                  as Trustee


                  By: /s/ M. Lisa Wilkins
                      -------------------------
                      Name: M. Lisa Wilkins
                      Title: Assistant Secretary

                                                                       EXHIBIT B

                            LETTER OF REPRESENTATIONS

                                                                   June 30, 1998



The Depository Trust Company,
55 Water Street, 49th Floor,
New York, New York 10041-0099

Attention: General Counsel's Office
           ------------------------

Re:   KeyCorp Capital I
         Floating Rate Capital Securities
         CUSIP [                  ]
         -------------------------

Ladies and Gentlemen:

                  The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the Floating Rate Capital Securities (the "Capital Securities"), of KeyCorp Capital I, a Delaware statutory business trust (the "Issuer"), created and continued pursuant to an Amended and Restated Trust Agreement between KeyCorp ("KeyCorp"), Bankers Trust Company, as Property Trustee, and Bankers Trust (Delaware), as Delaware Trustee. The payment of distributions on the Capital Securities, and payments due upon liquidation of the Issuer or redemption of the Capital Securities, to the extent the Issuer has funds available for the payment thereof are guaranteed by KeyCorp to the extent set forth in a Guarantee Agreement dated June __, 1998 by KeyCorp with respect to the Capital Securities. KeyCorp and the Issuer propose to sell the Capital Securities to the Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated June __, 1998 by and among the Underwriters, the Issuer and KeyCorp, and the Underwriters wish to take delivery of the Capital Securities through DTC. Bankers Trust Company is acting as transfer agent and registrar with respect to the Capital Securities (the "Transfer Agent and Registrar").

                  To induce DTC to accept the Capital Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Capital Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

                  1. Prior to the closing of the sale of the Capital Securities to the Underwriters, which is expected to occur on June __, 1998 there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's Capital Securities nominee, Cede & Co., representing an aggregate of two hundred fifty thousand Capital Securities and bearing the following legend:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  The Issuer understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Capital Securities any information contained in the Global Certificate; and acknowledges that neither DTC's Participants nor any person having an interest in the Capital Securities shall be deemed to have notice of the provisions of the Global Certificate by virtue of submission of such Global Certificate to DTC.

                  2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Capital Securities under certain limited circumstances (with no provision for revocation of consents or votes by subsequent holders). The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

                  3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

                  4. In the event of distribution on, or an offering or issuance of rights with respect to, the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Capital Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Capital Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Capital Securities. After establishing the amount of payment to be made on the Capital Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust Company
                  7 Hanover Square, 22d Floor
                  New York, New York 10004-2695

                  The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

                  5. In the event of a redemption by the Issuer of the Capital Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227- 4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                  Call Notification Department
                  The Depository Trust Company
                  711 Stewart Avenue
                  Garden City, New York 11530-4719

                  6. In the event of any invitation to tender the Capital Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent, unless notification to another department is expressly provided for herein, by telecopy to

DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                  Manager, Reorganization Department
                  Reorganization Window
                  The Depository Trust Company
                  7 Hanover Square, 23rd Floor
                  New York, New York 10004-2695

                  7. The Transfer Agent and Registrar must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for the Capital Securities for which payment is being sent, as well as the dollar amount of the payment. Notification of payment details should be sent using automated communications.

                  8. Distribution payments or other cash payments that are part of periodic payments with respect to the Capital Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Absent any other arrangements between the Issuer or the Transfer Agent and Registrar and DTC, such funds shall be wired as follows:


                  The Chase Manhattan Bank

                  ABA 021000021

                  For credit to A/C The Depository Trust Company

                  Dividend Deposit Account 066-026776

The Issuer or the Transfer Agent and Registrar shall provide payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, the Issuer agrees that it or the Transfer Agent and Registrar shall provide this information directly to DTC in advance of the record date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between the Transfer Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at
(212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                  Manager; Announcements

                  Dividend Department

                  The Depository Trust Company

                  7 Hanover Square; 22nd Floor

                  New York, NY 10004-2695

                  9. DTC shall receive maturity and redemption payments with respect to the Capital Securities evidenced by the Global Certificate allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between the Transfer Agent and Registrar and DTC, such payments shall be wired as follows:


                  The Chase Manhattan Bank

                  ABA 021000021

                  For credit to A/C The Depository Trust Company

                  Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to the Transfer Agent and Registrar.

                  10. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between the Transfer Agent and Registrar and DTC, such payments shall be wired as follows:


                  The Chase Manhattan Bank

                  ABA 021000021

                  For credit to A/C The Depository Trust Company

                  Reorganization Account 066-027608

                  11. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

                  12. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Capital Securities outstanding evidenced by Global Certificates, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

                  13. DTC may discontinue its services as a securities depositary with respect to the Capital Securities at any time by giving reasonable notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Capital Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Capital Securities, make available one or more separate global certificates evidencing Capital Securities to any Participant having Capital Securities credited to its DTC account, or issue definitive Capital Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar, and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

                  14. In the event that the Issuer determines that beneficial owners of Capital Securities shall be able to obtain definitive Capital Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

                  15. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of KeyCorp Capital I.

                                Very truly yours,

                                KEYCORP CAPITAL I
                                   By KEYCORP, as Depositor


                                By:
                                    ----------------------------
                                     Name: Daniel R. Stolzer
                                     Title:


                                BANKERS TRUST COMPANY
                                     as Property Trustee, Transfer Agent and
                                Registrar


                                By:
                                    ----------------------------
                                     Name:
                                     Title: Assistant Treasurer

RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY


By:
    -------------------------
       Authorized Officer

                                                                      SCHEDULE A
                                                                      ----------

                                KEYCORP CAPITAL I
                  $250,000,000 Floating Rate Capital Securities


CUSIP Number:

Liquidation Amount:              $1,000 per Capital Security

Distribution Rate:               The Distribution Rate will be a
                                 floating rate per annum determined by reference to 3- month LIBOR plus a margin of 0.__%.

                                                                       EXHIBIT C




                     [FORM OF COMMON SECURITIES CERTIFICATE]

               THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE
            DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE
           WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT
            AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND
             ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN

CERTIFICATE NUMBER                                  NUMBER OF COMMON SECURITIES

C-

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                                KEYCORP CAPITAL I

                         FLOATING RATE COMMON SECURITIES
                 (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)

         KeyCorp Capital I, a business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that KeyCorp, an Ohio corporation (the "Holder"), is the registered holder of floating rate common securities of the Issuer Trust, representing undivided beneficial interests in the assets of the Issuer Trust and designated the Floating Rate Common Securities (Liquidation Amount $1,000 per Common Security) (the "Common Securities"). Except as provided in Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be null and void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of June __, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         BY RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE TRUST AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREUNDER.

         Terms used but not defined herein have the meanings set forth in the Trust Agreement.

         IN WITNESS WHEREOF, the undersigned Administrative Trustee of the Issuer Trust has executed this certificate as of the day of June, 1998.


                                        KEYCORP CAPITAL I


                                           By:
                                              -----------------------
                                              Name:
                                              Administrative Trustee

                                                                       EXHIBIT D

                           [FORM OF EXPENSE AGREEMENT]

                    AGREEMENT AS TO EXPENSES AND LIABILITIES


         AGREEMENT AS TO EXPENSES AND LIABILITIES, dated as of June __, 1998, between KeyCorp, an Ohio corporation, in its capacity as Holder (as defined in the Trust Agreement referred to below) of the Common Securities referred to below (in such capacity, and together with its successors in such capacity, the "Common Securityholder"), and KeyCorp Capital I, a Delaware business trust (the "Issuer Trust").


                              W I T N E S S E T H :

         WHEREAS, the Issuer Trust intends to issue its Common Securities (the "Common Securities") to and receive junior subordinated debentures from KeyCorp and to issue and sell Floating Rate Capital Securities (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Issuer Trust, dated as of June __, 1998, as the same may be amended from time to time (the "Trust Agreement"); and

         WHEREAS, the Common Securityholder will own all of the Common Securities of the Issuer Trust;

         WHEREAS, terms used but not defined herein have the meanings set forth in the Trust Agreement;

         NOW, THEREFORE, for good and valid consideration, the receipt and sufficiency of which are hereby acknowledged:


                                   ARTICLE I.

         SECTION 1.1 Guarantee by the Common Securityholder.

         Subject to the terms and conditions hereof, the Common Securityholder hereby irrevocably and unconditionally guarantees to each person or entity to whom the Issuer Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of any Trust

Securities the amounts due such holders pursuant to the terms of the Trust Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

         SECTION 1.2 Subordination of Guarantee. The guarantee and other liabilities and obligations of the Common Securityholder under this Agreement shall constitute unsecured obligations of the Common Securityholder and shall rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Common Securityholder to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Common Securityholder hereunder. The obligations of the Common Securityholder hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Common Securityholder.

         SECTION 1.3 Term of Agreement.

         This Agreement shall terminate and be of no further force or effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid in respect of the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by the Common Securityholder and Bankers Trust Company, as guarantee trustee, or under this Agreement for any reason whatsoever.

         This Agreement shall be continuing, irrevocable, unconditional and absolute.

         SECTION 1.4 Waiver of Notice.

         The Common Securityholder hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Common Securityholder hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 1.5 No Impairment.

         The obligations, covenants, agreements and duties of the Common Securityholder under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  1. the extension of time for the payment by the Issuer Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

                  2. any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Issuer Trust granting indulgence or extension of any kind; or

                  3. the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Common Securityholder with respect to the happening of any of the foregoing.

         SECTION 1.6 Enforcement.

         A Beneficiary may enforce this Agreement directly against the Common Securityholder and the Common Securityholder waives any right or remedy to require that any action be brought against the Issuer Trust or any other person or entity before proceeding against the Common Securityholder.

         SECTION 1.7 Subrogation.

         The Common Securityholder shall be subrogated to all (if any) rights of the Issuer Trust in respect of any amounts paid to the Beneficiaries by the Common Securityholder under this Agreement; provided, however, that the Common Securityholder shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

                                   ARTICLE II.

         SECTION 2.1 Binding Effect.

         This Agreement shall bind the successors, receivers, trustees and representatives of the Common Securityholder and shall inure to the benefit of the Beneficiaries.

         SECTION 2.2 Amendment.

         So long as there shall remain any Beneficiary or any Capital Securities of any series shall be outstanding, this Agreement may not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities, as the case may be.

         SECTION 2.3 Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                  KeyCorp Capital I
                  c/o KeyCorp
                  127 Public Square
                  Cleveland, Ohio  44114
                  Facsimile No.: (216) 689-4121
                  Attention: General Counsel

                  KeyCorp
                  127 Public Square
                  Cleveland, Ohio  44114
                  Facsimile No.: (216) 689-4121
                  Attention: General Counsel

         SECTION 2.4 Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    KEYCORP

                                    By:
                                       -----------------------
                                         Name:
                                         Title:


                                    KEYCORP CAPITAL I

                                    By:
                                       -----------------------
                                         Name: Daniel R. Stolzer
                                         Administrative Trustee

                                                                       EXHIBIT E

                    [FORM OF CAPITAL SECURITIES CERTIFICATE]


         [NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING THIS SECURITY ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.]

         [IF THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITIES CERTIFICATE, THEN INSERT--This Capital Security is a Global Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a clearing agency or a nominee thereof. This Capital Security may not be exchanged in whole or in part for a Capital Security registered, and no transfer of this Capital Security in whole or in part may be registered, in the name of any person other than such clearing agency or a nominee thereof, except in the limited circumstances described in the Trust Agreement.]

         [IF THE SECURITY IS A GLOBAL CAPITAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS TO BE THE CLEARING AGENCY THEREFOR, THEN INSERT--Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to KeyCorp Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

CERTIFICATE NUMBER                                 NUMBER OF CAPITAL SECURITIES

P-                                                                 [___________]

                             CUSIP NO. ____________

                    CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                                KEYCORP CAPITAL I

                        FLOATING RATE CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

         KeyCorp Capital I, a business trust created under the laws of the State
of Delaware (the "Issuer Trust"), hereby certifies that           (the "Holder")
is the registered owner of               ( ) capital securities of the Issuer
Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the KeyCorp Capital I Floating Rate Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of June __, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by KeyCorp, an Ohio corporation, and Bankers Trust Company, as guarantee trustee, dated as of June __, 1998, (the "Guarantee"), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         BY RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE TRUST AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREUNDER.

         IN WITNESS WHEREOF, the undersigned Administrative Trustee of the
Issuer Trust has executed this certificate as of the day of        ,    .

                                     KEYCORP CAPITAL I


                                     By:
                                        --------------------
                                        Name:
                                        Administrative Trustee

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:



        (Insert assignee's social security or tax identification number)



                    (Insert address and zip code of assignee)

and irrevocably appoints




agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature:
--------------------------------------------------------------------------------
      (Sign exactly as your name appears on the other side of this Capital
                             Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.